Exhibit 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Cherokee International Corporation (the “Company”) for the quarterly period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeffrey M. Frank, as President, Chief Executive Officer, and Director of the Company, and Linster W. Fox, as Executive Vice President, Chief Financial Officer, and Secretary of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JEFFREY M. FRANK
Name:	Jeffrey M. Frank
Title:	President, Chief Executive Officer and Director
(Principal Executive Officer)

Date:	November 13, 2007

/s/ LINSTER W. FOX
Name:	Linster W. Fox
Title:	Executive Vice President,
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

Date:	November 13, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Cherokee International Corporation and will be retained by Cherokee International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.